UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

218 3rd Avenue Agreement

As previously disclosed in the Current Report on Form 8-K filed on August 26, 2025, on August 19, 2025, the Company originally entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with 218 LLC (the “Seller”) for the sale of an approximately 20,829 square foot four story commercial retail building located at 218 3rd Avenue North, Nashville, Tennessee 37201 (“218 3rd Avenue”) for a sale price of $14.1 million.

On September 15, 2025, the Company and the Seller entered into a mutual termination agreement of the Purchase Agreement (the “Mutual Termination Agreement”). On the same day, the Company and the Seller entered into a membership interest purchase agreement (the “MIPA”) to purchase all of the outstanding membership interests in the Seller. 218 3rd Avenue is the sole asset of the Seller.

The Company has agreed to pay Seller $14,100,000, the appraised value of 218 3rd Avenue, for all of the ownership interests in the Seller in tranches over twelve months. Upon execution of the MIPA, the Company authorized the issuance of 280,000 shares of Series D Convertible Preferred Stock, valued at $7.50 per share ($2,1000,000 in value), for the purchase of 30% of the outstanding membership interests in the Seller.

Further, the Company shall pay the Seller $300,000 of the purchase price in three non-refundable $100,000 installments; the first installment shall be payable 15 days following execution of the MIPA and shall purchase an additional 1% of the outstanding membership interests in the Seller; the second installment shall be payable 45 days following execution of the Agreement and shall purchase an additional 1% of the outstanding membership interests in the Seller; and the third installment shall be payable 75 days following execution of the Agreement and shall purchase an additional 1% of the outstanding membership interests in the Seller.

In addition, the Company executed a 12-month, 6% per annum promissory note in the amount of the $11,700,000 payable to the Seller (the “Note”). Seller may, from time to time, convert a portion of principal and interest under the Note into tranches of Two Hundred Thousand (200,000) shares of the Company’s Series D Convertible Preferred Stock (valued at $1,500,000) and simultaneously convert such preferred stock into One Million (1,000,000) shares of Common Stock and then sell such shares, or in other amounts that do not exceed a 4.99% beneficial ownership, and apply the proceeds towards the principal and interest of the Note. Each conversion shall purchase an additional 1% ownership interest in Seller. The Company has agreed to issue to Seller an additional 18,800 shares of Series D Convertible Preferred Stock, valued at $141,000, as a convenience fee. Within 15 business days of the execution of the MIPA, the Company has agreed to prepare and file a registration statement with the SEC on Form S-1 to register the shares of common stock underlying the Series D Convertible Preferred Stock issued at the initial closing, shares underlying principal and interest on the Note and the shares issued for the convenience fee.

The foregoing description of the Mutual Termination Agreement, the MIPA and Note are not a complete description of all of the parties’ rights and obligations under Mutual Termination Agreement, the MIPA and Note, and are qualified in their entirety by reference to the MIPA and Note, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Sale of Unregistered Securities.

On September 15, 2025, the Company issued 280,000 shares of Series D Convertible Preferred Stock for the purchase of 30% of the outstanding membership interests in the Seller set forth in Item 1.01 above and 18,800 shares of Series D Convertible Preferred Stock for the commitment fee to the Seller.

The issuance of the shares of Series D Convertible Preferred Stock will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. The recipients are accredited investors or an officer of the Company with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	218 LLC Mutual Termination Agreement dated September 15, 2025
10.2	218 LLC Membership Interest Purchase Agreement dated September 15, 2025
10.3	218 LLC Promissory Note dated September 15, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: September 15, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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